Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of U-BX Technology Ltd. of our report dated November 17, 2023, with respect to our audits of the consolidated financial statements of U-BX Technology Ltd. as of and for the years ended June 30, 2023 and 2022.

/s/ Wei, Wei & Co., LLP

Flushing, New York

September 5, 2024